Exhibit 24.1

POWER OF ATTORNEY

Each director and/or officer of Farmers National Banc Corp. (“Farmers”) whose signature appears below hereby appoints KEVIN J. HELMICK and TROY ADAIR, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, to sign a Registration Statement on Form S-4, under the provisions of the Securities Act of 1933, as amended, for the registration of certain of Farmers’ common shares issuable in connection with the Agreement and Plan of Merger, dated as of October 22, 2025, by and between Middlefield Banc Corp. and Farmers, and any and all amendments, including post-effective amendments, and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 21st day of November, 2025.

/s/ Kevin J. Helmick	/s/ Troy Adair	/s/ Sherry Commons
Kevin J. Helmick	Troy Adair	Sherry Commons
- President & CEO (Principal Executive Officer)	Executive VP, CFO and Treasurer (Principal Financial Officer)	Chief Accounting Officer (Principal Accounting Officer)
November 21, 2025	November 21, 2025	November 21, 2025

/s/ Gregory C. Bestic	Director
Gregory C. Bestic

/s/ Carl D. Culp	Director
Carl D. Culp

/s/ Neil J. Kaback	Director
Neil J. Kaback

/s/ Frank J. Monaco	Director
Frank J. Monaco

/s/ Terry A. Moore	Director and Board Chair
Terry A. Moore

/s/ Edward W. Muransky	Director
Edward W. Muransky

/s/ David Z. Paull	Director
David Z. Paull

/s/ Gina A. Richardson	Director
Gina A. Richardson

/s/ André Thornton	Director
André Thornton

/s/ Nicholas D. Varischetti	Director
Nicholas D. Varischetti

1